UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 25, 2016 (March 21, 2016)

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11504	52-1401755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 369-0365

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2016, Champions Oncology, Inc. (the “Company”) received a notification letter from The NASDAQ Stock Market (“NASDAQ”) advising the Company of its failure to comply with the required minimum of $2,500,000 in stockholders’ equity for continued listing on The Nasdaq Capital Market, pursuant to NASDAQ listing rule 5550(b)(1). The Company fell below the minimum requirement with reported stockholders’ equity of $2,259,000 in its Form 10-Q for the quarterly period ended January 31, 2016.

NASDAQ stated in the letter that, pursuant to the NASDAQ listing rules, the Company has 45 calendar days to submit a plan to regain compliance. If the plan is accepted by NASDAQ, NASDAQ may grant the Company an extension of up to 180 calendar days from March 21, 2016 (or until September 19, 2016) to regain compliance. If the plan is not accepted by NASDAQ, the Company may appeal the decision to a NASDAQ Hearings Panel.

The Company is presently preparing a plan to regain the required minimum of $2,500,000 in stockholders’ equity and intends to submit the plan to NASDAQ by no later than the May 5, 2016 deadline.

While the Company intends to present a viable plan to regain compliance, there can be no assurance that NASDAQ will grant the Company’s request for continued listing on the Nasdaq Capital Market, or that the Company’s plans to comply with the required minimum of $2,500,000 in shareholders’ equity will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: March 25, 2016	By:	/s/ Joel Ackerman
Joel Ackerman Chief Executive Officer